EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces Private Placement Offering

Coeur d’Alene, Idaho – May 7, 2018 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has initiated a non-brokered US$500,000 private placement offering of Units of the Company at a price of US$0.08 per Unit, with an option to increase the offering by up to 20%, solely to persons who qualify as accredited investors (the "Offering") under Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

Each Unit consists of one share of common stock of the Company and one common share purchase warrant (each a “Warrant”), with each Warrant exercisable to acquire an additional share of common stock of the Company at a price of US$0.14 per share until the warrant expiration date of April 30, 2021.

The Company intends to use the net proceeds of the Offering for working capital, costs associated with property and claim maintenance, advancement of the Company’s agreement with Americas Gold Exploration, Inc. (“AGEI”) and exploration expenses.

Subject to review by the TSX Venture Exchange, cash finders’ fees may be payable with respect to subscriptions accepted by the Company, and consulting fees may be payable by the Company in relation to this transaction to support in marketing this offering of Units.  It is anticipated that certain insiders may participate in the Offering.

The Company also announced that, subject to TSX-V and Board approvals, the consideration for the Company’s recently announced property acquisition transaction with AGEI (See press release on April 23, 2018) is expected to be ten million units of the Company, with each unit comprised of one common share of the Company and one-half of one non-transferable common share purchase warrant.  Each whole warrant would be exercisable for one common share of the Company at a price and for a term that has not yet been determined.

The securities offered in the Offering have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered or sold absent such registration or an applicable exemption from such registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy securities nor shall there be any sale of the securities referenced herein in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. The securities referenced herein have not been approved or disapproved by any regulatory authority.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration projects in Nevada, including its 23 square-mile Eureka property and other property interests in the Battle

Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its Lookout Mountain and Windfall project areas.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Upon completion of the property acquisition from AGEI, Timberline’s owned and controlled mineral rights in Nevada will increase to over 43 square miles (24,500 acres), including the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former gold producing properties.  Detailed maps and estimated NI 43-101 compliant resource information for the Eureka property may be viewed at http://timberline-resources.com/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the pricing or other terms of the Company’s private placement offering of Units which includes the Company’s common stock and warrants, composition or terms of the Warrant, the use of proceeds, finder’s fees or consulting fees payable, insider participation, the approvals and consideration for the AGEI property acquisition, including the composition of the anticipated unit and terms of the anticipated warrant, and advancement of Lookout Mountain and Windfall projects, exploration potential, completion of the property acquisition from AGEI, and the size of the Company’s owned and controlled mineral rights.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2017.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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